Exhibit 99.1

Federated Investors, Inc. Reports Fourth Quarter and Full-Year 2014 Earnings

•	Record net equity sales of $4.3 billion in 2014

•	Equity assets reach record $51.4 billion, up 17 percent from Q4 2013

•	Board declares $0.25 per share quarterly dividend
(PITTSBURGH, Pa., Jan. 22, 2015) — Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.38 for Q4 2014, compared to $0.39 for the same quarter last year on net income of $39.6 million for Q4 2014, compared to $41.1 million for Q4 2013. Federated reported 2014 EPS of $1.42 on net income of $149.2 million, compared to EPS of $1.55 on net income of $162.2 million for 2013.
Federated's total managed assets were $362.9 billion at Dec. 31, 2014, down $13.2 billion or 4 percent from $376.1 billion at Dec. 31, 2013 and up $10.6 billion or 3 percent from $352.3 billion at Sept. 30, 2014. Federated’s equity and fixed-income assets were $104.1 billion at Dec. 31, 2014, up $9.8 billion or 10 percent from $94.3 billion at Dec. 31, 2013 and up $2.6 billion or 3 percent from $101.5 billion at Sept. 30, 2014. Assets in the liquidation portfolio were fully liquidated in Q4 2014. Liquidation portfolio assets were $5.9 billion at Dec. 31, 2013 and $5.2 billion at Sept. 30, 2014. Average managed assets for Q4 2014 were $351.9 billion, down $14.3 billion or 4 percent from $366.2 billion reported for Q4 2013 and up $2.7 billion or 1 percent from $349.2 billion reported for Q3 2014.
"A range of Federated equity strategies again delivered strong performance for their shareholders in 2014. Eight funds, or more than 30 percent of Federated’s equity funds, earned top-decile performance on a three-year basis at quarter end, contributing to record net equity sales for the year," said J. Christopher Donahue, president and chief executive officer. "At the same time, we continued to see demand for fixed-income products such as the Federated Total Return Bond Fund."
Federated's board of directors declared a quarterly dividend of $0.25 per share. The dividend is payable on Feb. 13, 2015 to shareholders of record as of Feb. 6, 2015. During Q4 2014, Federated purchased 200,000 shares of Federated class B common stock for $6.2 million.
Federated's equity assets were a record $51.4 billion at Dec. 31, 2014, up $7.3 billion or 17 percent from $44.1 billion at Dec. 31, 2013 and up $1.1 billion or 2 percent from $50.3 billion at Sept. 30, 2014. Top-selling equity funds during Q4 2014 on a net basis were Federated Strategic Value Dividend Fund, Federated Capital Income Fund, Federated Kaufmann Large Cap Fund, Federated Muni and Stock Advantage Fund and Federated International Strategic Value Dividend Fund.
Federated's fixed-income assets were $52.7 billion at Dec. 31, 2014, up $2.6 billion or 5 percent from $50.1 billion at Dec. 31, 2013 and up $1.5 billion or 3 percent from $51.2 billion at Sept. 30, 2014. Top-selling fixed-income funds during Q4 2014 on a net basis were Federated Total Return Bond Fund, Federated Institutional High Yield Bond Fund, Federated Ultrashort Bond Fund, Federated U.S. Government Securities Fund: 2-5 Years and Federated Sterling Cash Plus Fund.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Reports Q4 and Full-Year 2014 Earnings	Page 2 of 11

Federated's money market assets were $258.8 billion at Dec. 31, 2014, down $17.2 billion or 6 percent from $276.0 billion at Dec. 31, 2013 and up $13.3 billion or 5 percent from $245.5 billion at Sept. 30, 2014. Money market mutual fund assets were $225.5 billion at Dec. 31, 2014, down $14.5 billion or 6 percent from $240.0 billion at Dec. 31, 2013 and up $10.3 billion or 5 percent from $215.2 billion at Sept. 30, 2014.
Financial Summary
Q4 2014 vs. Q4 2013
Revenue increased by $3.1 million or 1 percent due to higher average equity assets under management, partially offset by lower average money market assets. The increase in revenue was also due to a decrease in voluntary fee waivers related to certain money market assets primarily due to lower average money market assets. For information about voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields, please see the table at the end of this financial summary.
During Q4 2014, Federated derived 69 percent of its revenue from equity and fixed-income assets (46 percent from equity assets and 23 percent from fixed-income assets) and 31 percent from money market assets.
Operating expenses increased by $1.3 million or 1 percent primarily due to an increase in compensation and related expenses.
Nonoperating income (expenses), net decreased by $3.9 million or 88 percent primarily due to a decrease in gains realized from investments.
Q4 2014 vs. Q3 2014
Revenue increased by $0.9 million primarily due to higher average money market, equity and fixed-income assets.
Operating expenses increased by $0.1 million.
Nonoperating income (expenses), net increased by $1.9 million or 138 percent primarily due to decreases in the fair value of trading securities held in Q3 as compared to slight increases in the fair value of trading securities held in Q4.
2014 vs. 2013
Revenue decreased by $19.1 million or 2 percent primarily due to lower average money market assets, increased voluntary fee waivers related to certain money market funds and a change in the mix of average fixed-income assets. The decrease was partially offset by higher average equity assets.
During 2014, Federated derived 67 percent of its revenue from equity and fixed-income assets (45 percent from equity assets and 22 percent from fixed-income assets), 32 percent from money market assets and 1 percent from other products and services.
Operating expenses decreased by $5.3 million or 1 percent primarily due to a decrease in distribution expenses associated with lower average money market fund assets and a decrease in professional service fees, partially offset by an increase in compensation and related expenses.
Nonoperating income (expenses), net decreased by $5.9 million or 81 percent primarily due to a decrease in gains realized from investments. The decrease was partially offset by non-cash impairment charges of a minority interest investment in 2013.
Federated's level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others, including asset levels, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact

Federated Reports Q4 and Full-Year 2014 Earnings	Page 3 of 11

Federated's business activity levels and financial results. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Fee waivers to maintain positive or zero net yields on money market funds and the resulting negative impact of these waivers could vary significantly in the future as they are contingent on a number of variables including, but not limited to, changes in assets within the money market funds, yields on instruments available for purchase by the money market funds, actions by the Federal Reserve, the U.S. Department of the Treasury, the SEC, the Financial Stability Oversight Council and other governmental entities, changes in expenses of the money market funds, changes in the mix of money market customer assets, changes in the structure of money market funds, demand for competing products, changes in the distribution fee arrangements with third parties, Federated’s willingness to continue the fee waivers and changes in the extent to which the impact of the waivers is shared by third parties.
Unaudited Money Market Fund Yield Waiver Impact to the Consolidated Statements of Income
(in millions)

	Quarter Ended		Change Q4 2013 to Q4 2014	Quarter Ended	Change Q3 2014 to Q4 2014	Year Ended		Change 2013 to 2014
	Dec. 31, 2014	Dec. 31, 2013		Sept. 30, 2014		Dec. 31, 2014	Dec. 31, 2013
Investment advisory fees	$(67.4)	$(70.9)	$3.5	$(69.3)	$1.9	$(279.5)	$(255.9)	$(23.6)
Other service fees	(32.4)	(33.7)	1.3	(32.4)	0.0	(131.1)	(133.1)	2.0
Total revenue	$(99.8)	$(104.6)	$4.8	$(101.7)	$1.9	$(410.6)	$(389.0)	$(21.6)
Less: Reduction in distribution expense	67.6	73.3	(5.7)	68.7	(1.1)	280.9	277.1	3.8
Operating income	$(32.2)	$(31.3)	$(0.9)	$(33.0)	$0.8	$(129.7)	$(111.9)	$(17.8)
Less: Reduction in noncontrolling interest	2.7	2.0	0.7	2.8	(0.1)	10.7	6.8	3.9
Pre-tax impact	$(29.5)	$(29.3)	$(0.2)	$(30.2)	$0.7	$(119.0)	$(105.1)	$(13.9)

Federated will host an earnings conference call at 9 a.m. Eastern on Jan. 23, 2015. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Federated section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and through Jan. 30, 2015 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering access code 13598386.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $362.9 billion in assets as of Dec. 31, 2014. With 131 funds and a variety of separately managed account options, Federated provides comprehensive investment management to more than 7,700 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 3 percent of money market fund managers in the industry, the top 6 percent of equity fund managers and the top 9 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.
###
1) Strategic Insight, Nov. 30, 2014. Based on assets under management in open-end funds.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment adviser.

Certain statements in this press release, such as those related to the level of fee waivers and expenses incurred by the company, product demand and performance, investor interest and preferences, asset flows and mix, changes in product structure, fee arrangements with customers, distribution expense, regulatory changes and market conditions constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual

Federated Reports Q4 and Full-Year 2014 Earnings	Page 4 of 11

results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain product demand and asset flows and mix, which could vary significantly depending on market conditions, investment performance and investor behavior.  Other risks and uncertainties also include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission.  As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q4 and Full-Year 2014 Earnings	Page 5 of 11

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q4 2013 to Q4 2014	Quarter Ended	% Change Q3 2014 to Q4 2014
	Dec. 31, 2014	Dec. 31, 2013		Sept. 30, 2014
Revenue
Investment advisory fees, net	$143,587	$138,051	4%	$141,086	2%
Administrative service fees, net—affiliates	53,427	55,354	(3)	52,244	2
Other service fees, net	19,562	20,399	(4)	22,249	(12)
Other, net	1,282	918	40	1,336	(4)
Total Revenue	217,858	214,722	1	216,915	0

Operating Expenses
Compensation and related	72,161	68,725	5	70,724	2
Distribution	49,980	49,802	0	50,149	(0)
Office and occupancy	7,526	6,838	10	8,241	(9)
Systems and communications	6,773	6,628	2	6,392	6
Professional service fees	5,714	9,241	(38)	7,944	(28)
Travel and related	3,792	4,108	(8)	3,028	25
Advertising and promotional	3,661	3,760	(3)	3,271	12
Other	6,617	5,862	13	6,338	4
Total Operating Expenses	156,224	154,964	1	156,087	0
Operating Income	61,634	59,758	3	60,828	1

Nonoperating Income (Expenses)
Investment income, net	2,325	8,089	(71)	794	193
Debt expense	(1,787)	(2,996)	(40)	(2,162)	(17)
Other, net	(15)	(636)	(98)	(4)	275
Total Nonoperating Income (Expenses), net	523	4,457	(88)	(1,372)	138
Income before income taxes	62,157	64,215	(3)	59,456	5
Income tax provision	22,552	22,039	2	22,197	2
Net income including the noncontrolling interests in subsidiaries	39,605	42,176	(6)	37,259	6
Less: Net (loss) income attributable to the noncontrolling interests in subsidiaries	(8)	1,105	(101)	(301)	97
Net Income	$39,613	$41,071	(4)%	$37,560	5%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$0.38	$0.39	(3)%	$0.36	6%
Weighted-average shares outstanding
Basic	100,642	100,760		100,729
Diluted	100,643	100,762		100,731
Dividends declared per share	$0.25	$0.25	0%	$0.25	0%
1) Unvested share-based payment awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $1.5 million, $1.4 million and $1.5 million available to unvested restricted shareholders for the quarterly periods ended Dec. 31, 2014, Dec. 31, 2013 and Sept. 30, 2014, respectively, was excluded from the computation of earnings per share.

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Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Year Ended
	Dec. 31, 2014	Dec. 31, 2013	% Change
Revenue
Investment advisory fees, net	$557,318	$570,952	(2)%
Administrative service fees, net—affiliates	213,136	222,487	(4)
Other service fees, net	84,039	79,608	6
Other, net	4,757	5,318	(11)
Total Revenue	859,250	878,365	(2)

Operating Expenses
Compensation and related	285,337	269,138	6
Distribution	197,943	212,901	(7)
Professional service fees	30,216	37,082	(19)
Office and occupancy	29,968	26,301	14
Systems and communications	25,794	25,801	(0)
Advertising and promotional	13,330	15,094	(12)
Travel and related	13,219	13,671	(3)
Other	25,494	26,634	(4)
Total Operating Expenses	621,301	626,622	(1)
Operating Income	237,949	251,743	(5)

Nonoperating Income (Expenses)
Investment income, net	11,043	23,576	(53)
Debt expense	(9,611)	(12,464)	(23)
Other, net	(29)	(3,840)	(99)
Total Nonoperating Income, net	1,403	7,272	(81)
Income before income taxes	239,352	259,015	(8)
Income tax provision	89,530	92,660	(3)
Net income including the noncontrolling interests in subsidiaries	149,822	166,355	(10)
Less: Net income attributable to the noncontrolling interests in subsidiaries	586	4,178	(86)
Net Income	$149,236	$162,177	(8)%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$1.42	$1.55	(8)%
Weighted-average shares outstanding
Basic	100,721	100,668
Diluted	100,723	100,669
Dividends declared per share	$1.00	$0.98	2%
1) Unvested share-based payment awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $5.8 million and $6.1 million available to unvested restricted shareholders for the years ended Dec. 31, 2014 and Dec. 31, 2013, respectively, was excluded from the computation of earnings per share.

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Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Dec. 31, 2014	Dec. 31, 2013
Assets
Cash and other investments	$297,338	$292,178
Other current assets	44,717	47,140
Intangible assets, net and goodwill	733,847	735,345
Other long-term assets	64,617	61,134
Total Assets	$1,140,519	$1,135,797

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$149,321	$214,205
Long-term debt	216,750	198,333
Other long-term liabilities	161,099	141,398
Redeemable noncontrolling interests	3,697	15,517
Equity excluding treasury stock[1]	774,910	1,317,583
Treasury stock[1]	(165,258)	(751,239)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,140,519	$1,135,797
1) During the fourth quarter 2014, the board of directors authorized the retirement of 20 million treasury shares, which restored them to authorized but unissued status. There was no impact to total equity as a result of this transaction.

Federated Reports Q4 and Full-Year 2014 Earnings	Page 8 of 11

Unaudited Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions; excludes liquidation portfolio)

	Quarter Ended			Year Ended
	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013
Equity funds
Beginning assets	$32,088	$31,673	$25,930	$28,097	$23,152
Sales	2,650	2,632	1,913	10,140	7,439
Redemptions	(1,844)	(1,389)	(1,740)	(6,530)	(8,328)
Net sales (redemptions)	806	1,243	173	3,610	(889)
Net exchanges	(7)	8	47	42	214
Market gains and losses/reinvestments[1]	254	(836)	1,947	1,392	5,620
Ending assets	$33,141	$32,088	$28,097	$33,141	$28,097

Equity separate accounts[2]
Beginning assets	$18,247	$18,215	$14,353	$16,051	$11,858
Sales[3]	1,392	1,131	1,337	4,536	4,445
Redemptions[3]	(1,622)	(737)	(701)	(3,883)	(3,004)
Net (redemptions) sales[3]	(230)	394	636	653	1,441
Market gains and losses[4]	268	(362)	1,062	1,581	2,752
Ending assets	$18,285	$18,247	$16,051	$18,285	$16,051

Total equity[2]
Beginning assets	$50,335	$49,888	$40,283	$44,148	$35,010
Sales[3]	4,042	3,763	3,250	14,676	11,884
Redemptions[3]	(3,466)	(2,126)	(2,441)	(10,413)	(11,332)
Net sales[3]	576	1,637	809	4,263	552
Net exchanges	(7)	8	47	42	214
Market gains and losses/reinvestments[1]	522	(1,198)	3,009	2,973	8,372
Ending assets	$51,426	$50,335	$44,148	$51,426	$44,148

Fixed-income funds
Beginning assets	$40,435	$40,357	$39,944	$39,606	$42,478
Sales	4,631	3,982	3,944	16,186	18,706
Redemptions	(4,411)	(3,744)	(4,400)	(16,120)	(21,075)
Net sales (redemptions)	220	238	(456)	66	(2,369)
Net exchanges	(285)	1	(131)	(354)	(351)
Acquisition related	0	0	0	301	0
Market gains and losses/reinvestments[1]	86	(161)	249	837	(152)
Ending assets	$40,456	$40,435	$39,606	$40,456	$39,606

Fixed-income separate accounts[2]
Beginning assets	$10,752	$10,772	$10,018	$10,520	$10,233
Sales[3]	1,499	263	751	2,393	2,342
Redemptions[3]	(306)	(268)	(368)	(1,343)	(2,150)
Net sales (redemptions)[3]	1,193	(5)	383	1,050	192
Net exchanges	229	0	7	230	4
Market gains and losses[4]	77	(15)	112	451	91
Ending assets	$12,251	$10,752	$10,520	$12,251	$10,520

Total fixed income[2]
Beginning assets	$51,187	$51,129	$49,962	$50,126	$52,711
Sales[3]	6,130	4,245	4,695	18,579	21,048
Redemptions[3]	(4,717)	(4,012)	(4,768)	(17,463)	(23,225)
Net sales (redemptions)[3]	1,413	233	(73)	1,116	(2,177)
Net exchanges	(56)	1	(124)	(124)	(347)
Acquisition related	0	0	0	301	0
Market gains and losses/reinvestments[1]	163	(176)	361	1,288	(61)
Ending assets	$52,707	$51,187	$50,126	$52,707	$50,126
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts and sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses.
4) Reflects the approximate changes in the fair value of the securities held by the portfolios.

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Unaudited Total Changes in Equity and Fixed-Income Assets
(in millions; excludes liquidation portfolio)

	Quarter Ended			Year Ended
	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013

Funds
Beginning assets	$72,523	$72,030	$65,874	$67,703	$65,630
Sales	7,281	6,614	5,857	26,326	26,145
Redemptions	(6,255)	(5,133)	(6,140)	(22,650)	(29,403)
Net sales (redemptions)	1,026	1,481	(283)	3,676	(3,258)
Net exchanges	(292)	9	(84)	(312)	(137)
Acquisition related	0	0	0	301	0
Market gains and losses/reinvestments[1]	340	(997)	2,196	2,229	5,468
Ending assets	$73,597	$72,523	$67,703	$73,597	$67,703

Separate accounts[2]
Beginning assets	$28,999	$28,987	$24,371	$26,571	$22,091
Sales[3]	2,891	1,394	2,088	6,929	6,787
Redemptions[3]	(1,928)	(1,005)	(1,069)	(5,226)	(5,154)
Net sales[3]	963	389	1,019	1,703	1,633
Net exchanges	229	0	7	230	4
Market gains and losses[4]	345	(377)	1,174	2,032	2,843
Ending assets	$30,536	$28,999	$26,571	$30,536	$26,571

Total assets [2]
Beginning assets	$101,522	$101,017	$90,245	$94,274	$87,721
Sales[3]	10,172	8,008	7,945	33,255	32,932
Redemptions[3]	(8,183)	(6,138)	(7,209)	(27,876)	(34,557)
Net sales (redemptions)[3]	1,989	1,870	736	5,379	(1,625)
Net exchanges	(63)	9	(77)	(82)	(133)
Acquisition related	0	0	0	301	0
Market gains and losses/reinvestments[1]	685	(1,374)	3,370	4,261	8,311
Ending assets	$104,133	$101,522	$94,274	$104,133	$94,274
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts and sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses.
4) Reflects the approximate changes in the fair value of the securities held by the portfolios.

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(unaudited)
MANAGED ASSETS (in millions)	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014	Dec. 31, 2013
By Asset Class
Equity	$51,426	$50,335	$49,888	$45,879	$44,148
Fixed-income	52,707	51,187	51,129	50,983	50,126
Money market	258,772	245,536	245,201	263,648	275,952
Liquidation portfolio[1]	0	5,197	5,408	5,690	5,858
Total Managed Assets	$362,905	$352,255	$351,626	$366,200	$376,084
By Product Type
Funds:
Equity	$33,141	$32,088	$31,673	$29,208	$28,097
Fixed-income	40,456	40,435	40,357	40,237	39,606
Money market	225,471	215,237	212,434	227,470	240,048
Total Fund Assets	$299,068	$287,760	$284,464	$296,915	$307,751
Separate accounts:
Equity	$18,285	$18,247	$18,215	$16,671	$16,051
Fixed-income	12,251	10,752	10,772	10,746	10,520
Money market	33,301	30,299	32,767	36,178	35,904
Total Separate Accounts	$63,837	$59,298	$61,754	$63,595	$62,475
Total Liquidation Portfolio[1]	$0	$5,197	$5,408	$5,690	$5,858
Total Managed Assets	$362,905	$352,255	$351,626	$366,200	$376,084

AVERAGE MANAGED ASSETS	Quarter Ended
(in millions)	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014	Dec. 31, 2013
By Asset Class
Equity	$50,901	$50,207	$47,466	$44,693	$42,539
Fixed-income	52,782	51,115	50,774	50,658	50,268
Money market	246,698	242,537	254,575	273,233	267,351
Liquidation portfolio[1]	1,563	5,307	5,569	5,791	6,050
Total Avg. Assets	$351,944	$349,166	$358,384	$374,375	$366,208
By Product Type
Funds:
Equity	$32,705	$32,060	$30,154	$28,516	$27,157
Fixed-income	41,072	40,275	40,130	39,987	39,883
Money market	216,235	211,571	219,936	235,228	234,788
Total Avg. Fund Assets	$290,012	$283,906	$290,220	$303,731	$301,828
Separate accounts:
Equity	$18,196	$18,147	$17,312	$16,177	$15,382
Fixed-income	11,710	10,840	10,644	10,671	10,385
Money market	30,463	30,966	34,639	38,005	32,563
Total Avg. Separate Accounts	$60,369	$59,953	$62,595	$64,853	$58,330
Total Avg. Liquidation Portfolio[1]	$1,563	$5,307	$5,569	$5,791	$6,050
Total Avg. Managed Assets	$351,944	$349,166	$358,384	$374,375	$366,208
1) Liquidation portfolio represents a portfolio of distressed bonds at cost. Federated had been retained by a third party to manage these assets through an orderly liquidation process that was completed as of Nov. 6, 2014. Management-fee rates earned from this portfolio were lower than those of traditional separate account mandates.

Federated Reports Q4 and Full-Year 2014 Earnings	Page 11 of 11

(unaudited)
AVERAGE MANAGED ASSETS	Year Ended
(in millions)	Dec. 31, 2014	Dec. 31, 2013
By Asset Class
Equity	$48,317	$39,474
Fixed-income	51,333	51,340
Money market	254,260	273,680
Liquidation portfolio[1]	4,557	6,633
Total Avg. Assets	$358,467	$371,127
By Product Type
Funds:
Equity	$30,859	$25,512
Fixed-income	40,366	41,177
Money market	220,742	239,440
Total Avg. Fund Assets	$291,967	$306,129
Separate Accounts:
Equity	$17,458	$13,962
Fixed-income	10,967	10,163
Money market	33,518	34,240
Total Avg. Separate Accounts	$61,943	$58,365
Total Avg. Liquidation Portfolio[1]	$4,557	$6,633
Total Avg. Managed Assets	$358,467	$371,127
1) Liquidation portfolio represents a portfolio of distressed bonds at cost. Federated had been retained by a third party to manage these assets through an orderly liquidation process that was completed as of Nov. 6, 2014. Management-fee rates earned from this portfolio were lower than those of traditional separate account mandates.